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Exhibit 23(c)

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Aquila, Inc. of our report dated February 27, 2003 (except for the matters discussed in Note 16, as to which the date is March 10, 2003), relating to the consolidated financial statements of Quanta Services, Inc. as of and for the year ended December 31, 2002, which appears in Aquila, Inc.'s Annual Report on Form 10-K as Exhibit 99.3. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas
April 28, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS